Exhibit 99.1

VirTra Reports Second Quarter and Six Month 2020 Financial Results

Sales Momentum Improves Margins and Drives Record $14.3 Million Backlog

TEMPE, Ariz. — August 11, 2020 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of training simulators for the law enforcement, military, educational and commercial markets, reported results for the second quarter and six months ended June 30, 2020. The financial statements are available on VirTra’s website and here.

Second Quarter 2020 and Recent Highlights:

●	Received $1.6 million IDIQ (indefinite delivery/indefinite quantity) contract from the Department of State for the Republic of Mexico for use-of-force simulators and police driving simulators
●	Released new V-VICTA (VirTra Virtual Interactive Coursework Training Academy) training curriculum to help law enforcement communicate and interact more effectively and positively with individuals with autism
●	To date, submitted 17 V-VICTA courses (a total of 60 hours of certified training content) to IADLEST’s National Certification Program
●	Backlog increased $4.2 million year-over-year to a record $14.3 million as of June 30, 2020

Second Quarter and Six Month 2020 Financial Highlights:

All figures in millions, except per share data	Q2 2020	Q2 2019	% Δ	YTD 2020	YTD 2019	% Δ
Total Revenue	$2.8	$3.1	-9%	$6.1	$6.1	0%

Gross Profit	$1.6	$1.5	4%	$3.2	$3.3	-4%
Gross Margin	57.0%	49.6%	15%	51.9%	54.3%	-4%

Net Loss	$(0.6)	$(0.6)	-5%	$(1.0)	$(0.9)	5%
Diluted EPS	$(0.08)	$(0.08)	0%	$(0.13)	$(0.12)	8%

Management Commentary

“Despite the highly unusual operating environment due to the pandemic, we continued to build on our sales momentum during the second quarter, which resulted in relatively consistent financial results compared to 2019 and which has positioned VirTra for a strong second half of the year,” said Bob Ferris, Chairman and Chief Executive Officer of VirTra. “Financially, the quarter was highlighted by a $4.2 million increase in our backlog as compared with the same quarter last year and the continuation of a solid balance sheet. Operationally, the quarter was highlighted by the $1.6 million contract we received from the Department of State for the Republic of Mexico, expansions of our V-VICTA training curriculum, and progress increasing VirTra’s presence in the military market.

“While the prolonged impacts of COVID-19 delayed many of our installations during the second quarter, suppressing revenue, our sales and marketing teams worked diligently to successfully increase sales volumes. Given the national focus on law enforcement training and the significance of the use-of-force decisions entrusted to them, the need for VirTra’s solutions has likely never been greater. It remains to be seen how the pandemic will affect installations in the coming months, but given the indispensable nature of our unique products, which provide law enforcement and military personnel with access to the best decision-making, marksmanship, and use-of-force training available, we remain cautiously optimistic that the second half of the year will be stronger than the first.”

Second Quarter 2020 Financial Results

Total revenue decreased 9% to $2.8 million from $3.1 million in the second quarter of 2019. The decrease in total revenue was due to decreases in installations of simulators, accessories, curriculum and training resulting from COVID-19 travel restrictions.

Gross profit increased 4% to $1.6 million (57.0% of total revenue) from $1.5 million (49.6% of total revenue) in the second quarter of 2019. The increase in gross profit was primarily due to reduced warranty costs.

Operating expense was $2.4 million compared to $2.4 million in the second quarter of 2019. The consistency in operating expense was mainly due to similar levels of general and administrative expense, as well as research and development expense.

Loss from operations was $822,000, compared to a loss of $883,000 in the second quarter of 2019.

Net loss totaled $601,000, or $(0.08) per diluted share, compared to net loss of $634,000, or $(0.08) per diluted share, in the second quarter of 2019.

Adjusted EBITDA loss was $579,000, compared to a loss of $675,000 in the second quarter of 2019.

Financial Results for the Six Months Ended June 30, 2020

Total revenue was $6.1 million compared to $6.1 million in the first six months of 2019. The consistency in total revenue was due to a similar number of simulators and accessories delivered compared to the same period in 2019.

Gross profit was $3.2 million (51.9% of total revenue) compared to $3.3 million (54.3% of total revenue) in the first six months of 2019. The decrease in gross profit was primarily due to differences in the product mix and the quantity of systems, accessories, and services sold.

Operating expense was $4.5 million compared to $4.7 million in the first six months of 2019. The decrease in net operating expense was due to reduced selling, general, and administrative costs for travel, tradeshows, and professional service as a result of COVID-19 restrictions compared to the same period in 2019.

Loss from operations was $1.3 million compared to a loss from operations of $1.3 million in the first six months of 2019.

Net loss totaled $991,000, or $(0.13) per diluted share, compared to net loss of $947,000, or $(0.12) per diluted share in the comparable period a year ago.

Adjusted EBITDA loss was $978,000 compared to adjusted EBITDA loss of $1.0 million in the first six months of 2019.

At June 30, 2020, backlog totaled approximately $14.3 million, a $4.2 million increase compared to backlog of $10.1 million as of June 30, 2019. Accounts receivable and unbilled revenues totaled approximately $4.8 million compared to $5.9 million at December 31, 2019, a decrease of $1.0 million. Cash and cash equivalents and certificates of deposit totaled $4.0 million at June 30, 2020 compared to $3.3 million at December 31, 2019, an increase of $0.7 million.

Conference Call

VirTra management will hold a conference call today (August 11, 2020) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chairman and CEO, Bob Ferris, and CFO, Judy Henry, will host the call, followed by a question and answer period.

U.S. dial-in number: 844-602-0380

International number: 862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 25, 2020.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 35813

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following table:

	Three Months Ended				Six Months Ended
	June 30,	June 30,	Increase	%	June 30,	June 30,	Increase	%
	2020	2019	(Decrease)	Change	2020	2019	(Decrease)	Change
Reconciliation of net loss to adjusted EBITDA

Net Loss	$(601,260)	$(633,731)	$32,471	-5%	$(990,670)	$(946,633)	$(44,037)	5%
Adjustments:
Provision for income taxes	(211,474)	(217,248)	5,774	-3%	(314,474)	(324,248)	9,774	-3%
Depreciation and amortization	89,930	73,419	16,511	22%	179,607	143,684	35,923	25%
EBITDA	$(722,804)	$(777,560)	$54,756	-7%	$(1,125,537)	$(1,127,197)	$1,660	0%
Impairment loss on That’s Eatertainment, related party	140,000	-	140,000	100%	140,000	-	140,000	100%
Reserve for note receivable	3,639	102,473	(98,834)	-96%	7,278	102,473	(95,195)	-93%

Adjusted EBITDA	$(579,165)	$(675,087)	$95,922	-14%	$(978,259)	$(1,024,724)	$46,465	-5%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the SEC. You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the Securities and Exchange Commission before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,779,820	$1,415,091
Certificates of deposit	240,000	1,915,000
Accounts receivable, net	2,741,191	2,307,972
Interest receivable	3,406	7,340
Inventory, net	2,928,803	1,949,414
Unbilled revenue	2,098,120	3,579,942
Prepaid expenses and other current assets	434,186	353,975

Total current assets	12,225,526	11,528,734

Long-term assets:
Property and equipment, net	1,157,774	1,028,198
Operating lease right-of-use asset, net	1,244,374	1,390,873
Intangible assets, net	256,725	217,930
That’s Eatertainment note receivable, long term, net, related party	291,110	291,110
Security deposits, long-term	21,283	19,712
Other assets, long-term	350,728	351,236
Deferred tax asset, net	2,062,000	1,792,000
Investment in That’s Eatertainment, related party	700,000	840,000

Total long-term assets	6,083,994	5,931,059

Total assets	$18,309,520	$17,459,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$742,753	$621,127
Accrued compensation and related costs	608,114	611,487
Accrued expenses and other current liabilities	462,813	334,751
Note payable, current	433,656	-
Operating lease liability, short-term	309,294	297,244
Deferred revenue, short-term	2,808,142	2,490,845

Total current liabilities	5,364,772	4,355,454

Long-term liabilities:
Deferred revenue, long-term	1,840,705	1,748,257
Note payable, long-term	888,975	-
Operating lease liability, long-term	1,017,169	1,174,882

Total long-term liabilities	3,746,849	2,923,139

Total liabilities	9,111,621	7,278,593

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 7,760,030 shares issued and outstanding as of June 30, 2020 and 7,745,030 shares issued and outstanding as of December 31, 2019	777	775
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	13,902,047	13,894,680
Accumulated deficit	(4,704,925)	(3,714,255)

Total stockholders’ equity	9,197,899	10,181,200

Total liabilities and stockholders’ equity	$18,309,520	$17,459,793

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues:
Net sales	$2,756,737	$3,002,381	$6,076,750	$6,014,082
That’s Eatertainment royalties/licensing fees, related party	12,502	32,795	29,242	72,432
Other royalties/licensing fees	540	19,137	1,950	19,137
Total revenue	2,769,779	3,054,313	6,107,942	6,105,651

Cost of sales	1,192,012	1,539,267	2,934,948	2,790,136

Gross profit	1,577,767	1,515,046	3,172,994	3,315,515

Operating expenses:
General and administrative	2,023,074	2,044,860	3,800,450	3,946,791
Research and development	376,611	353,665	706,366	709,306

Net operating expense	2,399,685	2,398,525	4,506,816	4,656,097

Loss from operations	(821,918)	(883,479)	(1,333,822)	(1,340,582)

Other income (expense):
Other income	18,797	33,449	38,292	75,732
Other expense	(9,613)	(949)	(9,614)	(6,031)

Net other income	9,184	32,500	28,678	69,701

Loss before provision for income taxes	(812,734)	(850,979)	(1,305,144)	(1,270,881)

Benefit for income taxes	(211,474)	(217,248)	(314,474)	(324,248)

Net loss	$(601,260)	$(633,731)	$(990,670)	$(946,633)

Net loss per common share:
Basic	$(0.08)	$(0.08)	$(0.13)	$(0.12)
Diluted	$(0.08)	$(0.08)	$(0.13)	$(0.12)

Weighted average shares outstanding:
Basic	7,752,780	7,735,303	7,749,091	7,750,370
Diluted	7,752,780	7,735,303	7,749,091	7,750,370

See accompanying notes to unaudited condensed financial statements.

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Six Months Ended
	June 30 2020	June 30, 2019

Cash flows from operating activities:
Net loss	$(990,670)	$(946,633)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	179,607	143,684
Right of use amortization	146,500	142,160
Reserve for note receivable	3,639	102,474
Deferred taxes	(270,000)	(329,000)
Impairment of investment in That’s Eatertainment, related party	140,000	-
Changes in operating assets and liabilities:
Accounts receivable, net	(433,219)	(764,418)
That’s Eatertainment note receivable, net, related party	(3,639)	-
Trade note receivable, net	-	651
Interest receivable	3,934	(2,910)
Inventory, net	(979,389)	(901,876)
Unbilled revenue	1,481,822	(355,538)
Prepaid expenses and other current assets	(80,211)	(214,838)
Other assets	508	(80,268)
Security deposits, long-term	(1,571)	320,044
Accounts payable and other accrued expenses	248,232	81,643
Payments on operating lease liability	(145,663)	(116,288)
Deferred revenue	409,745	988,643

Net cash used in operating activities	(290,375)	(1,932,470)

Cash flows from investing activities:
Purchase of certificates of deposit	-	(1,880,000)
Redemption of certificates of deposit	1,675,000	3,490,000
Purchase of intangible assets	(43,240)	(160,000)
Purchase of property and equipment	(304,739)	(309,921)
Proceeds from sale of property and equipment	-	2,631
Net cash provided by investing activities	1,327,021	1,142,710

Cash flows from financing activities:
Repurchase of stock options	(5,846)	(4,367)
Stock options exercised	13,215	5,651
Purchase of treasury stock	-	(318,204)
Note payable-PPP Loan	1,320,714	-
Net cash provided by (used in) financing activities	1,328,083	(316,920)

Net increase (decrease) in cash	2,364,729	(1,106,680)
Cash, beginning of period	1,415,091	2,500,381
Cash, end of period	$3,779,820	$1,393,701

Supplemental disclosure of cash flow information:
Cash paid:
Taxes (refunded) paid	$(44,474)	$4,752

Supplemental disclosure of non-cash investing and financing activities:
Treasury stock cancelled	-	292,138

See accompanying notes to unaudited condensed financial statements.